                                                                    Exhibit 23.2
                                                                    ------------


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of
Inktomi Corporation on Form S-8 (File No. 333-   ) of our report dated October
16, on our audits of the consolidated financial statements of Inktomi Corporation as of September 30, 1997 and 1998, and for the period from February 2, 1996 (date of inception) to September 30, 1996, and the years ended September 30, 1997 and 1998 which reports are included in Inktomi Corporation's Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS, LLP

San Francisco, California
January 22, 1999